TECOGEN INC.
76 TREBLE COVE ROAD
BUILDING 1
NORTH BILLERICA, MA 01862

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may also attend the meeting in person and vote your shares at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90961-P49926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TECOGEN INC.

The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1.

	For All	Withhold All	For All Except
1. To elect seven (7) directors to the Board of Directors of the Company to hold office until the 2027 Annual Meeting or until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) John M. Albertine
02) Angelina M. Galiteva
03) Ahmed F. Ghoniem
04) John N. Hatsopoulos
05) Susan F. Hirsch
06) Earl Ray Lewis III
07) Abinand Rangesh

The Board of Directors recommends a vote FOR the following Proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of the firm of Wolf and Company P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve on a non-binding advisory vote basis, the compensation paid to named executive officers of the Company for 2025.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following Proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve on a non-binding advisory basis the frequency of the stockholder advisory vote on the approval of the compensation paid to named executive officers.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V90962-P49926 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. TECOGEN INC. Annual Meeting of Stockholders June 5, 2026 at 1:00 p.m. This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints John K. Whiting, IV, and Roger Deschenes or any one of them (with full power to act alone), as Proxies of the undersigned, with full power of substitution, to represent and vote all of the common stock of Tecogen Inc. which the undersigned has the full power to vote at the Annual Meeting of Stockholders of Tecogen Inc. to be held at the Corporate Headquarters of Tecogen Inc. at 76 Treble Cove Road, Building 1, North Billerica, Massachusetts 01862, on Friday, June 5, 2026 at 1:00 p.m. (local time), and at any adjournment or postponement thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter as designated on the reverse side, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this proxy. Unless otherwise specified by the undersigned, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposal 2, and 3, and 3 YEARS for Proposal 4 and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Annual Meeting or any postponement or adjournment thereof. (Continued, and to be marked, dated and signed, on the other side)